WEIL:\99660008\5\43717.0003 April [ ], 2024 NAME ADDRESS Via Email: XXX@ebsi.com RE: Amendment to Key Employee Retention Program Dear [ ]: In recognition of your continuing key role at Emergent BioSolutions Inc. (the "Company"), you and the Company entered into a Key Employee Retention Program Agreement dated July [ ], 2023 (the “KERP Agreement”). The Company and you have determined to amend and supplement the KERP Agreement on the terms and conditions of this letter agreement (the “KERP Amendment”). The terms and condition of the KERP Agreement remain unchanged and in full force and effect except as provided in this KERP Amendment. Please refer to the KERP Agreement and Appendix A thereto for certain definitions of capitalized terms used herein but not otherwise defined. 1. Additional Retention Bonus. You will receive an additional retention bonus in the amount of $[ ] (the "Additional Retention Bonus") payable on or before December 31, 2024, subject to your continued employment through the date of payment. Notwithstanding anything herein to the contrary, the timing of the Company’s payment of the Additional Retention Bonus and any other unpaid portion of the Retention Bonus may be accelerated upon the Company’s entry into a transaction support agreement with one or more holders of the Company’s funded indebtedness (the “Acceleration Event”). 2. Retention Period and Clawback. Subject to the terms and conditions of the KERP Agreement and this KERP Amendment, your right to retain the Retention Bonus and the Additional Retention Bonus will be subject to your continued employment through the end of the Retention Period as amended in this KERP Amendment. The "Retention Period" begins on the date of the KERP Agreement and ends on the earlier of (i) July [ ] 2024 for the Retention Bonus and, solely to the extent of the occurrence of an Acceleration Event, you shall only have the right to retain the Retention Bonus and not the Additional Retention Bonus, (ii) December 31, 2024 for the Additional Retention Bonus, and (iii) thirty (30) days following any of (a) termination of employment without Cause or resignation for Good Reason, (b) the consummation of a Change of Control transaction, (c) the Company's emergence from any chapter 11 case filed with the United States Bankruptcy Court pursuant to chapter 11 of Title 11 of the United States Code, (d) the date in which the United States Bankruptcy Court enters an order of conversion from a chapter 11 case described in clause (iii)(c), or (e) dismissal of a chapter 11 case described in clause (iii)(c). If prior to the end of the applicable Retention Period you voluntarily terminate your employment with the Company (other than as a result of your death or Disability) or if your employment is terminated by the Company for Cause, you hereby agree that you will re-pay to the Company the portion of the Retention Bonus and Additional Retention Bonus that you

WEIL:\99660008\5\43717.0003 received, less applicable taxes, payable within 30 days following receipt of written notice from the Company. 3. Effect on Other Compensation. By acceptance of this KERP Amendment, you are not waiving your right to receive any future annual cash incentive bonus that otherwise may be payable to you under the Company’s cash incentive plan. 4. Application of 409A. The payments and benefits under the KERP Agreement and KERP Amendment are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder (collectively “Section 409A") and, accordingly, to the maximum extent permitted this KERP Amendment will be interpreted to be exempt from Section 409A. Notwithstanding the foregoing, the Company makes no representation with respect to compliance with Section 409A and is not liable to you for any taxes or penalties under Section 409A. 5. Assignment. You may not assign your rights under the KERP Agreement and this KERP Amendment other than assignment of rights upon your death. The Company may assign its obligations hereunder to any successor in interest, including any acquirer of all or substantially all the assets of the Company. 6. Entire Agreement; Other Agreements. The KERP Agreement and this KERP Amendment set forth the entire understanding of the Company and you regarding the subject matter hereof, and supersede all prior agreements, understandings and inducements, whether express or implied, oral or written. The KERP Agreement and this KERP Amendment do not modify, amend or supersede any of the rights or obligations of either party under any terms of any employment contract, offer letter of employment or compensation plan, policy or arrangement of the Company, including, without limitation, the SMSP except as otherwise modified herein, any non- competition, non-solicitation or other restrictive covenant under any employment, SMSP, or other agreement between you and the Company which are hereby reaffirmed by you in consideration of your eligibility for the Retention Bonus and Additional Retention Bonus. No modification or amendment of this KERP Amendment will be effective without a prior written agreement signed by you and the Company. 7. Confidentiality. You hereby agree, to the maximum extent permitted by law, to keep confidential the existence and the terms of the KERP Agreement and KERP Amendment provided, however, that (i) you may disclose the terms of the KERP Agreement and ths KERP Amendment to your immediate family members or members of your household, and financial or legal representatives or advisers who reasonably need to have access to such information to provide services to you, provided that you have made such family members, representatives, and advisors aware of the confidential nature of such information prior to disclosure, and (ii) you may disclose the terms of the KERP Agreement and KERP Amendment if required to do so by any applicable legal requirement so long as reasonable prior notice of such required disclosure is given to the Company.

WEIL:\99660008\5\43717.0003 8. Notices. All notices, approvals and other communications required or permitted to be given under the KERP Agreement and KERP Amendment must be in writing and will be validly served or given if delivered in person, electronically (with read receipt acknowledgment), mailed by first class mail (registered or certified, return receipt requested), or overnight air courier with proof of delivery (i) if to the Company, at its principal corporate offices addressed to the attention of the Chief Human Resources Officer, and (ii) if to you, at your home address as such address may appear on the records of the Company, or to such other address as such party may hereafter specify in written notice to the other party. 9. Governing Law; Waiver of Jury Trial. To the maximum extent permitted by law, the KERP Agreement and KERP Amendment are governed by and to be construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof. The parties to the KERP Agreement and KERP Amendment each hereby irrevocably submits to the non-exclusive jurisdiction of Maryland or federal court of Maryland in any action or proceeding arising out of or relating to this Agreement, and all parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in Maryland or federal court of Maryland and hereby irrevocably waive to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. 10. Tax. Amounts payable under the KERP Agreement and KERP Amendment are subject to withholding for any federal, state and local income and employment taxes as required to be withheld pursuant to any applicable law or regulation. 11. Waiver. Failure by either party to exercise, or any delay in exercising any right or remedy provided under the KERP Agreement or KERP Amendment or by law does not constitute a waiver of that or any other right or remedy nor will it prevent or restrict any further exercise of that or any other right or remedy. 12. Severability. In case any provision in the KERP Agreement or KERP Amendment is or is found to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions are not in any way affected or impaired thereby. 13. Counterparts. This KERP Amendment may be executed in two or more counterparts and by the different parties as separate counterparts, each of which when executed is deemed to be an original but all of which taken together constitutes one and the same agreement. Delivery of an executed counterpart of a signature page to this KERP Amendment electronically (including portable document format (pdf.)) or by facsimile is as effective as delivery of a manually executed counterpart of this Agreement. To accept this KERP Amendment, please sign where indicated below and return no later than April

EMERGENT

23, 2024 to [ ].

This KERP Amendment cannot be accepted by you after April 23, 2024.

Sincerely,
Emergent BioSolutions, Inc.

____

Joseph Papa, Chief Executive Officer

ACCEPTED AND AGREED AS OF THE DATE FIRST SET FORTH ABOVE:

____

Signed by:

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